United States

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) January 22, 2010
S&T Bancorp, Inc. ____________________________________________________________ (Exact Name of Registrant as Specified in its Charter)
Pennsylvania _________________ (State or Other Jurisdiction of Incorporation)	0-12508 _________________ (Commission File Number)	25-1434426 _________________ (IRS Employer Identification No.)
800 Philadelphia Street, Indiana, PA __________________________________________ (Address of Principal Executive Offices)		15701 ___________________ Zip Code
Registrant's telephone number, including area code		(800) 325-2265
Former name or address, if changed since last report		Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 22, 2010, Robert E. Rout, Senior Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Secretary of S&T Bancorp, Inc. ("S&T"), resigned from his position with S&T in order to pursue another employment opportunity. The resignation will be effective as of February 5, 2010 in order to facilitate the transition of functional responsibilities. Mr. Rout's decision was not based on any disagreement with S&T's operations, accounting principles or practices, financial statement disclosures or otherwise.

(c) Effective February 5, 2010, Wendy Bell, age 46, was appointed acting Chief Financial Officer and will assume Mr. Rout's responsibilities until the completion of S&T's search for a permanent chief financial officer. Ms. Bell has served as Senior Vice-President, Controller and Chief Accounting Officer of S&T since 2008. Ms. Bell served as S&T's Senior Vice-President and Controller from 2007-2008, and Vice-President and Controller from 1994-2007.

Ms. Bell was not appointed as acting Chief Financial Officer pursuant to any arrangement or understanding with any other person, and she has no reportable transactions under Item 404(a) of  Regulation S-K. There are no family relationships between Ms. Bell and any director or executive officer of S&T.

  Item 9.01 - Financial Statements and Exhibits

(d) Exhibits. The exhibit listed on the Exhibit Index accompanying this Form 8-K is filed herewith.

99.1 Press Release, dated January 27, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.
January 27, 2010	S&T Bancorp, Inc. /s/ Todd D. Brice Todd D. Brice President and Chief Executive Officer

Exhibit Index

Number Description

99.1 Press Release, dated January 27, 2010